As filed with the Securities and Exchange Commission on April 11, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
LSI CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2712976 (I.R.S. Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)

Agere Systems Inc. Non-Employee Director Stock Plan
1996 Lucent Long Term Incentive Program for Agere Employees
1997 Lucent Long Term Incentive Plan for Agere Employees
Agere, Inc. 1998 Stock Plan for Agere Systems Inc. Employees
Ascend Communications, Inc. 1998 Stock Incentive Plan for Agere Employees
Ascend Communications, Inc. 1998 Supplemental Stock Incentive Plan for Agere Employees
1998 Global Stock Option Plan for Agere Employees
Herrmann Technology, Inc. 1999 Incentive Stock Option Plan for Agere Employees
Herrmann Technology, Inc. Stock Option Program for Agere Employees
International Network Services 1998 Nonstatutory Stock Option Plan for Agere Employees
Livingston Enterprises, Inc. 1994 Stock Option Plan for Agere Employees
1994 Equity Participation Plan of Ortel Corporation for Agere Employees
1999 Non-Qualified Stock Option Plan for Employees of Ortel Corporation for Agere Employees
Stratus Computer, Inc. 1997 Non-Qualified Common Stock Option Plan for Agere Employees
Agere Systems Inc. 2001 Long Term Incentive Plan
Yurie Systems, Inc. Amended and Restated 1996 Nonstatutory Stock Option Plan for Agere Employees
(Full title of the plans)

Jean F. Rankin, Esq.
General Counsel
LSI CORPORATION
1110 American Parkway NE
Allentown, Pennsylvania 18109
(610) 712-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Larry W. Sonsini, Esq.
Matthew W. Sonsini, Esq.
Michael S. Ringler, Esq.
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
650-493-9300

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered (1)	Per Share	Offering Price	Registration Fee
Common Stock, par value $0.01, issuable in connection with exercise of outstanding options (2)	40,522,698 shares (3)	$19.26 (4)	$780,467,163.48 (4)	$23,960.34 (4)
Common Stock, par value $0.01, subject to outstanding stock appreciation rights (2)	65,998 shares (3)	$9.09 (4)	$599,921.82 (4)	$18.42 (4)
Common Stock, par value $0.01, issuable in connection with outstanding restricted stock units (2)	9,192,500 shares (3)	$9.98 (4)	$91,741,649.00 (4)	$2,816.47 (4)
Total	49,781,196 shares		$872,808,734.30	$26,795.23 (5)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.01, of LSI Corporation (“Registrant Common Stock”) that become issuable under any of the plans listed on the cover page of this Registration Statement (the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant Common Stock.

(2)	Each share of the Registrant’s Common Stock includes a Series A Preferred Share Purchase Right, which is currently attached to and transferable with shares of Registrant Common Stock.

(3)	Pursuant to the Agreement and Plan of Merger, dated as of December 3, 2006 (the “Merger Agreement”), by and among LSI Logic Corporation, Atlas Acquisition Corp. and Agere Systems Inc. (“Agere”), the Registrant assumed all options and other rights to acquire common stock of Agere (“Agere Common Stock”) under any of the Plans outstanding immediately prior to the completion of the merger. Such options and other rights to acquire Agere Common Stock are subject to appropriate adjustments to the number of shares, the exercise price and purchase price, as the case may be.

(4)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. For shares of Registrant Common Stock to be issued pursuant to restricted stock unit awards, the maximum aggregate offering price was computed on the basis of the average of the high and low price of the Registrant Common Stock on April 5, 2007 ($9.98 per share). For shares of Registrant Common Stock to be issued pursuant to stock options, the maximum aggregate offering price was computed on the basis of the weighted average exercise price of the outstanding options.

(5)	Pursuant to Rule 457(p) of the Securities Act, the aggregate amount of the registration fee is offset by $48,811.58, representing an amount of the registration fee previously paid by the Registrant in connection with the filing of the Registration Statement on Form S-4, initially filed on December 22, 2006 (Registration No. 333-139642), as amended on February 5, 2007, associated with (i) options to purchase 18,760,508 shares of Agere common stock, and (ii) restricted stock units relating to 4,255,787 shares of Agere common stock that had not been exercised as of the close of business on April 2, 2007, the date of consummation of the merger contemplated by the Merger Agreement.

PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     There following documents previously filed by LSI Corporation (the “Registrant”) with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:
•	Annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 1, 2007;

•	Item 8.01 only of the Current report on Form 8-K, filed with the Securities and Exchange Commission on January 24, 2007;

•	Current report on Form 8-K, filed with the Securities and Exchange Commission on March 20, 2007;

•	Current report on Form 8-K, filed with the Securities and Exchange Commission on March 26, 2007;

•	Current report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2007;

•	Current report on Form 8-K, filed with the Securities and Exchange Commission on March 29, 2007;

•	Current report on Form 8-K, filed with the Securities and Exchange Commission on April 2, 2007;

•	Current report on Form 8-K, filed with the Securities and Exchange Commission on April 5, 2007;

•	Current report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2007;

•	Current report on Form 8-K/A, filed with the Securities and Exchange Commission on April 11, 2007;

•	The description of the Registrant’s common stock contained in its registration statement on Form 8-A, filed with the Securities and Exchange Commission on August 29, 1989 and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description; and

1

•	The description of the Registrant’s preferred share purchase rights contained in its registration statement on Form 8-A/A, filed with the Securities and Exchange Commission on December 12, 1998 and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
     The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Registrant’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference herein.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the securities registered hereby has been passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), Palo Alto, California. Larry W. Sonsini, a member of WSGR and certain partnership investment accounts of WSGR in which Mr. Sonsini is a participant own an aggregate of 55,000 shares of Registrant Common Stock. These shares were issued to applicable partnership investment accounts of WSGR upon the exercise of options granted to Mr. Sonsini during his service as a member of the Registrant’s board of directors. Upon exercise of such options, 10% of the shares were issued to Mr. Sonsini and 90% of the shares were issued to the applicable partnership investment accounts of WSGR.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our certificate of incorporation contains a provision eliminating the personal liability of its directors to the company or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. Our bylaws provide for the mandatory indemnification of our directors and officers to the maximum extent permitted by Delaware law. In addition, our bylaws give us the power to indemnify our employees and agents to the maximum extent permitted by Delaware law.
Item 7. Exemption From Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description
3.1	Restated Certificate of Incorporation (incorporated by reference to exhibits filed with the registrant’s Current Report on Form 8-K filed on April 6, 2007).

3.2	Bylaws (incorporated by reference to exhibits filed with the registrant’s Current Report on Form 8-K filed on September 3, 2004).

4.1	Amended and Restated Preferred Shares Rights Agreement, dated as of November 20, 1998, between LSI Logic Corporation and BankBoston N.A. (incorporated by reference to exhibits filed with the Registrant’s Report on Form 8-A/A filed on December 8, 1998).

4.2	Amendment No. 1 to Amended and Restated Preferred Shares Rights Agreement, dated as of February 19, 1999, between LSI Logic Corporation and BankBoston N.A. (incorporated by reference to exhibits filed with the Registrant’s Report on Form 8-A/A filed on June 17, 2003).

4.3	Amendment to Amended and Restated Preferred Shares Rights Agreement, dated as of August 16, 2001, by and among LSI Logic Corporation, Fleet bank f/k/a BankBoston N.A. and EquiServe Trust Company, N.A. (incorporated by reference to exhibits filed with the Registrant’s Report on Form 8-A/A filed on June 17, 2003).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Agere Systems Inc.’s historical audited consolidated statements of operations for the years ended September 30, 2006, 2005 and 2004, consolidated balance sheets as of September 30, 2006 and 2005, consolidated statements of changes in stockholders’ equity and total comprehensive income (loss) for the years ended September 30, 2006, 2005 and 2004 and consolidated statements of cash flows for the years ended September 30, 2006, 2005 and 2004 (incorporated by reference to Part II, Item 8 of the Annual Report on Form 10-K filed by Agere Systems Inc. on December 1, 2006).

99.2	Agere Systems Inc.’s historical unaudited condensed consolidated statements of operations for the three months ended December 31, 2006 and 2005, condensed consolidated balance sheets as of December 31, 2006 and September 30, 2006 and condensed consolidated statements of cash flows for the three months ended December 31, 2006 and 2005 (incorporated by reference to Part I, Item 1 of the Quarterly Report on Form 10-Q filed by Agere Systems Inc. on February 9, 2007).
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milpitas, State of California, on April 11, 2007.

LSI CORPORATION
By:	/s/ Bryon Look
	Name:	Bryon Look
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Abhijit Y. Talwalkar and Bryon Look, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Abhijit Y. Talwalkar	President and Chief Executive Officer and Director	April 4, 2007
Abhijit Y. Talwalkar	(Principal Executive Officer)

/s/ Bryon Look	Executive Vice President and Chief Financial Officer	April 11, 2007
Bryon Look	(Principal Financial Officer and Principal Accounting Officer)

/s/ Charles A. Haggerty	Director	April 11, 2007
Charles A. Haggerty

Signature	Title	Date

/s/ James H. Keyes	Director	April 11, 2007
James H. Keyes

/s/ John H.F. Miner	Director	April 4, 2007
John H.F. Miner

/s/ Matthew J. O’Rourke	Director	April 11, 2007
Matthew J. O’Rourke

/s/ Gregorio Reyes	Director	April 11, 2007
Gregorio Reyes

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Restated Certificate of Incorporation (incorporated by reference to exhibits filed with the registrant’s Current Report on Form 8-K filed on April 6, 2007).

3.2	Bylaws (incorporated by reference to exhibits filed with the registrant’s Current Report on Form 8-K filed on September 3, 2004).

4.1	Amended and Restated Preferred Shares Rights Agreement, dated as of November 20, 1998, between LSI Logic Corporation and BankBoston N.A. (incorporated by reference to exhibits filed with the Registrant’s Report on Form 8-A/A filed on December 8, 1998).

4.2	Amendment No. 1 to Amended and Restated Preferred Shares Rights Agreement, dated as of February 19, 1999, between LSI Logic Corporation and BankBoston N.A. (incorporated by reference to exhibits filed with the Registrant’s Report on Form 8-A/A filed on June 17, 2003).

4.3	Amendment to Amended and Restated Preferred Shares Rights Agreement, dated as of August 16, 2001, by and among LSI Logic Corporation, Fleet bank f/k/a BankBoston N.A. and EquiServe Trust Company, N.A. (incorporated by reference to exhibits filed with the Registrant’s Report on Form 8-A/A filed on June 17, 2003).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Agere Systems Inc.’s historical audited consolidated statements of operations for the years ended September 30, 2006, 2005 and 2004, consolidated balance sheets as of September 30, 2006 and 2005, consolidated statements of changes in stockholders’ equity and total comprehensive income (loss) for the years ended September 30, 2006, 2005 and 2004 and consolidated statements of cash flows for the years ended September 30, 2006, 2005 and 2004 (incorporated by reference to Part II, Item 8 of the Annual Report on Form 10-K filed by Agere Systems Inc. on December 1, 2006).

99.2	Agere Systems Inc.’s historical unaudited condensed consolidated statements of operations for the three months ended December 31, 2006 and 2005, condensed consolidated balance sheets as of December 31, 2006 and September 30, 2006 and condensed consolidated statements of cash flows for the three months ended December 31, 2006 and 2005 (incorporated by reference to Part I, Item 1 of the Quarterly Report on Form 10-Q filed by Agere Systems Inc. on February 9, 2007).